UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2026
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, Fortrea Holdings Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 15, 2026, the record date for the Annual Meeting, there were 94,584,730 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Of these shares, 86,194,966 were present or represented by proxy, which constituted a quorum for the transaction of business at the Annual Meeting. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended. At the Annual Meeting, stockholders voted on the following proposals:

Proposal 1: Election of Directors

The following nominees were elected to the Company’s Board of Directors

	Votes	Votes	Votes	Broker
	For	Withheld	Abstained	Non-Votes
Anshul Thakral	75,014,537	2,533,352	14,497	8,632,580
Peter M. Neupert	70,709,138	5,953,866	899,382	8,632,580
William J. Sharbaugh	74,923,196	2,623,178	16,012	8,632,580

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified based upon the following votes:

Votes	Votes	Votes
For	Against	Abstained
86,104,449	71,295	19,222

Proposal 3: Advisory (Non-Binding) Vote on the Compensation of the Company’s Named Executive Officers

The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers was approved based upon the following votes:

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
73,544,293	3,877,113	140,980	8,632,580

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.
By:	/s/ Agnieszka M. Gallagher
Name: Agnieszka M. Gallagher
Title: General Counsel

Date: June 12, 2026